UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2014

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue Suite 805 Tulsa, Oklahoma 74136
(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2014, NGL Energy Partners LP (the “Partnership”), NGL Energy Operating LLC, in its capacity as borrowers’ agent, and the other subsidiary borrowers party thereto entered into Amendment No. 7 to Credit Agreement (the “Credit Agreement Amendment”) with Deutsche Bank Trust Company Americas, as administrative agent, and the other financial institutions party thereto. The Credit Agreement Amendment makes certain adjustments to the terms of the Credit Agreement in connection with the Acquisition (as defined below).

On June 30, 2014, the Partnership also entered into Amendment No. 6 to Note Purchase Agreement (the “Senior Notes Amendment”) with the purchasers named therein to reflect the terms of the Credit Agreement Amendment.

The Senior Notes Amendment and the Credit Agreement Amendment are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The above description of the material terms of the Senior Notes Amendment and the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibits 4.1 and 10.1.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously reported, on June 8, 2014, the Partnership entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Partnership, Morgan Stanley Capital Group Inc., a Delaware corporation, and Morgan Stanley Strategic Investments Inc., a Delaware corporation, pursuant to which the Partnership agreed to acquire (i) TransMontaigne Inc. (“TransMontaigne”), a Delaware corporation and the indirect owner of TransMontaigne GP L.L.C., the general partner of TransMontaigne Partners L.P. (“TransMontaigne Partners”), a Delaware master limited partnership traded on the New York Stock Exchange, (ii) the limited partnership units of TransMontaigne Partners indirectly held by Morgan Stanley, constituting approximately 19.7% of the outstanding units, and (iii) certain entities associated with the TransMontaigne business as well as the related inventory and certain pipeline and contract rights (the “Acquisition”).  On July 1, 2014, the Partnership completed the Acquisition for $200 million in cash, including working capital, plus $347 million for inventory transferred at closing.  The Partnership funded the Acquisition with borrowings under its revolving credit facility and available cash resources.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 27, 2014, the Third Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC, dated as of February 25, 2013 (the “LLC Agreement”), was amended by entering into Amendment No. 2 to the LLC Agreement (the “LLC Agreement Amendment”) to revise the requisite ownership threshold required for EMG I NGL GP Holdings LLC to maintain the right to appoint one director as its representative on the board of directors of NGL Energy Holdings LLC.

The LLC Agreement Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the LLC Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1 hereto and to the LLC Agreement, filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2013.

Item 8.01.  Other Events

On July 2, 2014, the Partnership issued a press release announcing that it had completed the Acquisition. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a) — (b) Financial Statements of Businesses Acquired; Pro Forma Financial Information

Pursuant to Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K, the Partnership will amend this filing on or before September 17, 2014 to file the financial statements required by Rule 3-05(b) of Regulation S-X and Article 11 of Regulation S-X.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment No. 2 to Third Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC, dated as of June 27, 2014

4.1	Amendment No. 6 to Note Purchase Agreement, dated as of June 30, 2014, among the Partnership and the purchasers named therein

10.1

Amendment No. 7 to Credit Agreement, dated as of June 27, 2014, among NGL Energy Operating LLC, the Partnership, the subsidiary borrowers party thereto, Deutsche Bank Trust Company Americas and the other financial institutions party thereto

99.1	Press release dated July 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: July 3, 2014		By:	/s/ H. Michael Krimbill
H. Michael Krimbill Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 2 to Third Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC, dated as of June 27, 2014

4.1	Amendment No. 6 to Note Purchase Agreement, dated as of June 30, 2014, among the Partnership and the purchasers named therein

10.1

Amendment No. 7 to Credit Agreement, dated as of June 27, 2014, among NGL Energy Operating LLC, the Partnership, the subsidiary borrowers party thereto, Deutsche Bank Trust Company Americas and the other financial institutions party thereto

99.1	Press release dated July 2, 2014